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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 19, 1999


                          NICHOLS RESEARCH CORPORATION
             (Exact name of Registrant as specified in its charter)



   DELAWARE                           0-15295                    63-0713665
(State or Other                     (Commission               (I.R.S. Employer
Jurisdiction of                     File Number)             Identification No.)
 Incorporation)



4090 MEMORIAL PARKWAY, SOUTH
HUNTSVILLE, ALABAMA                                    35802-1326
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code  (256) 883-1140




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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D9091701
NY2:\813232\01\HFHS01!.DOC\65508.0003
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ITEM 5.    OTHER EVENTS.

                     On September 19, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Computer Sciences Corporation ("CSC") and Nevada Acquisition Corporation, a wholly owned subsidiary of CSC ("Acquisition"), providing for the merger of Acquisition with and into the Registrant (the "Merger"). Upon consummation of the Merger (i) the Registrant will become a wholly owned subsidiary of CSC and (ii) each outstanding share of common stock of the Registrant will be converted into common stock (together with the associated preferred stock purchase rights) of CSC and the right to receive cash in lieu of fractional shares of CSC common stock.

                     Attached hereto and incorporated herein by reference are the Merger Agreement and a joint press release of the Registrant and CSC dated September 20, 1999 describing the Merger.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                     The exhibits listed below are filed as a part of this report:

                  2.1 Agreement and Plan of Merger dated as of September 19, 1999 by and among the Registrant, CSC and Nevada Acquisition Corporation

                  99.1 Joint Press Release of the Registrant and CSC dated September 20, 1999


                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        NICHOLS RESEARCH CORPORATION

Dated: September 20, 1999               By: /s/ Chris H. Horgen
                                            ------------------------------------
                                            Chris H. Horgen
                                            Chairman and Chief Executive Officer

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                                  EXHIBIT INDEX



EXHIBIT
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2.1            Agreement and Plan of Merger dated as of September 19, 1999 by and among the Registrant, CSC and Nevada Acquisition Corporation

99.1           Joint Press Release of the Registrant and CSC dated September 20,
               1999














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